Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Evergreen Fixed Income Trust:

We consent to the use of our report, dated June 29, 2009, with respect to the financial statements of the Evergreen U.S. Government Fund, a series of the Evergreen Fixed Income Trust, as of April 30, 2009, incorporated herein by reference, and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the prospectus/proxy statement filed on form N-14.

/s/ KPMG LLP

Boston, Massachusetts

February 22, 2010